EXHIBIT 99.1

News Release

ChoiceOne Reports Second Quarter 2025 Results

Sparta, Michigan – July 25, 2025 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended June 30, 2025. On March 1, 2025, ChoiceOne completed the merger (the “Merger”) of Fentura Financial, Inc. (“Fentura”), the former parent company of The State Bank, with and into ChoiceOne with ChoiceOne surviving the merger. On March 14, 2025, the consolidation of The State Bank with and into ChoiceOne Bank with ChoiceOne Bank surviving the consolidation was completed.

Significant items impacting comparable second quarter 2024 and 2025 results include the following:

•
The total assets, loans and deposits acquired in the Merger were approximately $1.8 billion, $1.4 billion and $1.4 billion, respectively.
•
Merger related expenses, net of taxes, of approximately $132,000 and $13.9 million ($0.01 and $1.08 per diluted share) for the three and six months ended June 30, 2025, respectively. Management does not anticipate material merger expenses going forward.
•
Merger related provision for credit losses, net of taxes, of $9.5 million during the first quarter ended March 31, 2025, or $0.73 per diluted share as of June 30, 2025.

Highlights

•
ChoiceOne reported net income of $13,534,000 and a net loss of $372,000 for the three and six months ended June 30, 2025, compared to net income of $6,586,000 and $12,220,000 for the same periods in the prior year, respectively. Net income excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes was $13,666,000 and $22,976,000 for the three and six months ended June 30, 2025, respectively.
•
Diluted earnings per share was $0.90 for the three months ended June 30, 2025 and diluted loss per share was $0.03 per share for the six months ended June 30, 2025, compared to diluted earnings per share of $0.87 and $1.61 in the same periods in the prior year. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, were $0.91 and $1.78 for the three and six months ended June 30, 2025.
•
In the second quarter of 2025, ChoiceOne's GAAP net interest margin rose significantly to 3.66%, up from 2.95% in the same period of 2024. GAAP net interest income also saw a substantial increase, reaching $36.3 million compared to $18.4 million in the second quarter of 2024. This growth was primarily due to the additional net interest income added through the Merger beginning on March 1, 2025. Accretion income from purchased loans increased GAAP net interest margin by 36 basis points for the second quarter of 2025.
•
Core loans, which exclude held for sale loans and loans to other financial institutions, declined by $4.8 million or less than 1% on an annualized basis during the second quarter of 2025 and grew organically by $140.1 million or 10.0% during the twelve months ended June 30, 2025. Core loans grew by $1.4 billion due to the Merger on March 1, 2025. Loan interest income increased $24.6 million in the second quarter of 2025 compared to the same period in 2024. Interest income for the three months ended June 30, 2025 includes $3.5 million of interest income accretion due to loans purchased.
•
Deposits, excluding brokered deposits, declined by $98.0 million as of June 30, 2025, compared to March 31, 2025, primarily due to seasonal municipal fluctuations and some reduction of higher cost deposits acquired from the Merger.
•
Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.06% and nonperforming loans to total loans (excluding loans held for sale) of 0.66% as of June 30, 2025. Notably, 0.41% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to loans purchased with credit deterioration acquired through the Merger.

“We are pleased to report another outstanding quarter at ChoiceOne, highlighted by record net income and an expansion in our net interest margin,” said Kelly Potes, Chief Executive Officer. “These results reflect the successful execution of our strategic merger with Fentura and The State Bank, which has strengthened our market position and enhanced our ability to serve our communities. As we move forward, we remain focused on delivering long-term value to our customers, employees, and shareholders.”

ChoiceOne reported net income of $13,534,000 and a net loss of $372,000 for the three and six months ended June 30, 2025, compared to net income of $6,586,000 and $12,220,000 for the same periods in the prior year, respectively. Net income excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes was $13,666,000 and $22,976,000 for the three and six months ended June 30, 2025, respectively. Diluted earnings per share was $0.90 for the three months ended June 30, 2025 and diluted loss per share was $0.03 per share for the six months ended June 30, 2025, compared to diluted earnings per share of $0.87 and $1.61 in the same periods in the prior year. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, were $0.91 and $1.78 for the three and six months ended June 30, 2025.

As of June 30, 2025, total assets were $4.3 billion, an increase of $1.7 billion compared to June 30, 2024. The growth is primarily attributed to the Merger. This growth was offset by a $33.5 million reduction in loans to other financial institutions and a $14.5 million reduction in securities on June 30, 2025 compared to June 30, 2024. Loans to other financial institutions consist of a warehouse line of credit used to facilitate mortgage loan originations, with interest rates that fluctuate in line with the national mortgage market. This decline is attributed to ChoiceOne's strategic shift towards a higher percentage of internally driven originations. The reduction in securities occurred as ChoiceOne chose to restructure much of the acquired securities portfolio purchased in the Merger in order to reduce high cost wholesale funding.

Core loans, which exclude held for sale loans and loans to other financial institutions, declined by $4.8 million or less than 1% on an annualized basis during the second quarter of 2025 and grew organically by $140.1 million or 10.0% during the twelve months ended June 30, 2025. Core loans grew by $1.4 billion due to the Merger on March 1, 2025. Loan interest income increased $24.6 million in the second quarter of 2025 compared to the same period in 2024. Interest income for the three months ended June 30, 2025 includes $3.5 million of interest income accretion due to loans purchased. Of this amount, $2.4 million was calculated using the effective interest rate method of amortization, while the remaining $1.1 million resulted from accretion through unexpected payoffs and paydowns of loans with an associated fair value mark. Estimated accretion income from purchased loans for the remainder of 2025 using the effective interest method of amortization is $4.1 million; however, actual results will be dependent on prepayment speeds and other factors.

Deposits, excluding brokered deposits, declined by $98.0 million as of June 30, 2025,compared to March 31, 2025, primarily due to seasonal municipal fluctuations and some reduction of higher cost deposits acquired from the Merger. Deposits, excluding brokered deposits, increased by $1.4 billion as of June 30, 2025, compared to June 30, 2024 as a result of the Merger. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits and FHLB advances to ensure ample liquidity. At June 30, 2025, total available borrowing capacity secured by pledged assets was $1.2 billion. ChoiceOne can increase its borrowing capacity by utilizing unsecured federal fund lines and pledging additional assets. Uninsured deposits totaled $1.1 billion or 29.6% of deposits at June 30, 2025.

ChoiceOne's annualized cost of deposits to average total deposits has increased by 9 basis points from June 30, 2024 to June 30, 2025, as higher cost deposits were acquired in the Merger. The increase was slightly offset by the decline in the cost of CD's during the same time period. ChoiceOne has been able to mitigate the increase in the annualized cost of deposits to average total deposits by paying down borrowings in order to decrease the cost of funds to average total deposits to an annualized 1.84% in the second quarter of 2025, down from 1.92% in the second quarter of 2024. If rates continue to decline, we anticipate further reductions in deposit costs, although these will be tempered by decreased cash flows from pay-fixed interest rate swaps. Interest expense on borrowings for the three months ended June 30, 2025, declined by $536,000 compared to the same period in the prior year. As of June 30, 2025, the total borrowed balance at the FHLB was $195.0 million at a weighted average fixed rate of 4.36%, with $155.0 million due within 12 months.

The provision for credit losses on loans was $650,000 in the second quarter of 2025, due primarily to changes in forecast metrics per the Federal Open Market Committee. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.19% on June 30, 2025 compared to 1.07% on December 31, 2024. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.06% and nonperforming loans to total loans (excluding loans held for sale) of 0.66% as of June 30, 2025. Notably, 0.41% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to loans purchased with credit deterioration acquired through the Merger.

ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed rate assets and variable rate liabilities. On June 30, 2025, ChoiceOne held pay-fixed interest rate swaps with a total notional value of $351.0 million, a weighted average coupon of 3.12%, a fair value of $7.9 million and an average remaining contract length of 6.9 years. These derivative instruments change in value as rates rise or fall inverse to the change in unrealized losses of the available for sale portfolio due to rates. Settlements from swaps amounted to $1.3 million for the second quarter of 2025 compared to $1.3 million for the first quarter of 2025. In addition to the pay-fixed interest rate swaps, ChoiceOne also employs back-to-back swaps on select commercial loans, with the impact reflected in interest income.

As of June 30, 2025, shareholders’ equity was $431.8 million, a significant increase from $214.5 million on June 30, 2024. This growth was primarily driven by the Merger, in which ChoiceOne issued 6,070,836 shares of common stock on March 1, 2025, valued at $193.0 million. Additionally, the sale of 1,380,000 shares of common stock at $25.00 per share on July 26, 2024, generated $34.5 million in aggregate gross proceeds (before deducting discounts and estimated offering expenses). However, this was slightly offset by a minor decline in retained earnings. ChoiceOne Bank continues to be “well-capitalized,” with a total risk-based capital ratio of 12.4% as of June 30, 2025, compared to 13.2% on June 30, 2024, primarily due to the impact of the Merger.

Noninterest income increased by $2.4 million and $3.3 million for the three and six months ended June 30, 2025, compared to the same periods in the prior year. This increase was partly driven by higher credit and debit card fees, which rose due to increased volume from the Merger. Additionally, ChoiceOne recognized income from two death benefit claims during the quarter for an additional $299,000. Trust income also increased as a result of higher estate settlement fees and customers obtained from the Merger.

Noninterest expense increased by $11.2 million and $33.2 million for the three and six months ended June 30, 2025, compared to the same periods in 2024. The year to date increase was largely due to merger-related expenses of $17.4 million during the six months ended June 30, 2025, compared to $0 in the same period in the prior year. Management does not anticipate material merger expenses going forward. The remainder of the increase was primarily due to the addition of Fentura on March 1, 2025. ChoiceOne is committed to managing costs strategically while making prudent investments to sustain our competitive edge and provide exceptional value to our customers, shareholders, and communities.

"Our strong second quarter results, including record net income and a substantial increase in net interest margin, reflect the early benefits of the Merger. As we complete integration efforts, we believe in our ability to unlock long-term value through operational efficiencies, a broader customer base, and the exceptional talent that has joined our team. We remain committed to delivering outstanding service and sustainable growth for our customers, communities, and shareholders,” said Kelly Potes, Chief Executive Officer.

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, with assets over $4 billion, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 56 offices in West, Central and Southeast Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements

This news release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of ChoiceOne with respect to the Merger, including the strategic benefits and financial benefits of the Merger. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2024 and in any of ChoiceOne’s subsequent SEC filings, which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this presentation includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, non-GAAP measures are used as comparative tools, together with GAAP measures, to assist in the evaluation of operating performance or financial condition. These measures are also calculated using the appropriate GAAP or regulatory components in their entirety and are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in the tables to this news release under the heading non-GAAP reconciliation.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 – 2334

IR@ChoiceOne.bank

Condensed Balance Sheets
(Unaudited)

(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Cash and cash equivalents	$156,280	$139,421	$101,002
Equity securities, at fair value	9,582	9,328	7,502
Securities Held to Maturity	390,457	394,434	392,699
Securities Available for Sale	479,426	480,650	491,670
Federal Home Loan Bank stock	18,562	18,562	4,449
Federal Reserve Bank stock	12,547	12,357	5,066
Loans held for sale	7,639	3,941	5,946
Loans to other financial institutions	3,033	2,393	36,569
Core loans	2,917,759	2,922,562	1,400,958
Total loans held for investment	2,920,792	2,924,955	1,437,527
Allowance for credit losses	(34,798)	(34,567)	(16,152)
Loans, net of allowance for credit losses	2,885,994	2,890,388	1,421,375
Premises and equipment	45,667	44,284	27,370
Cash surrender value of life insurance policies	73,673	73,765	45,384
Goodwill	126,730	126,730	59,946
Core deposit intangible	33,421	35,153	1,448
Other assets	70,274	76,378	59,210

Total Assets	$4,310,252	$4,305,391	$2,623,067

Noninterest-bearing deposits	$943,873	$912,033	$517,137
Interest-bearing deposits	2,542,526	2,672,401	1,582,365
Brokered deposits	106,225	67,295	27,177
Borrowings	198,428	137,330	210,000
Subordinated debentures	48,277	48,186	35,630
Other liabilities	39,162	41,078	36,239

Total Liabilities	3,878,491	3,878,323	2,408,548

Common stock and paid-in capital, no par value; shares authorized: 30,000,000; shares outstanding: 15,008,864 at June 30, 2025, 14,975,034 at March 31, 2025, and 7,573,618 at June 30, 2024.	398,201	398,075	173,984
Retained earnings	82,647	73,316	81,836
Accumulated other comprehensive income (loss), net	(49,087)	(44,323)	(41,301)
Shareholders' Equity	431,761	427,068	214,519

Total Liabilities and Shareholders’ Equity	$4,310,252	$4,305,391	$2,623,067

Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
	2025	2024	2025	2024
Interest income
Loans, including fees	$46,533	$21,971	$79,174	$42,757
Securities:
Taxable	5,264	5,471	9,994	10,819
Tax exempt	1,393	1,410	2,802	2,822
Other	735	1,092	1,914	1,978
Total interest income	53,925	29,944	93,884	58,376

Interest expense
Deposits	14,840	8,325	25,556	17,102
Advances from Federal Home Loan Bank	1,659	463	3,711	904
Other	1,104	2,785	1,984	5,525
Total interest expense	17,603	11,573	31,251	23,531

Net interest income	36,322	18,371	62,633	34,845
Provision for credit losses on loans	650	272	13,813	675
Provision for (reversal of) credit losses on unfunded commitments	-	(272)	-	(675)
Net Provision for credit losses expense	650	-	13,813	-
Net interest income after provision	35,672	18,371	48,820	34,845

Noninterest income
Customer service charges	1,401	1,146	2,582	2,289
Credit and debit card fees	2,083	1,516	3,592	2,778
Insurance and investment commissions	540	190	835	388
Gains on sales of loans	355	525	799	979
Net gains (losses) on sales and write downs of other assets	3	11	13	12
Earnings on life insurance policies	844	305	1,233	800
Trust income	596	220	1,102	433
Change in market value of equity securities	239	(71)	346	(36)
Other	442	241	923	491
Total noninterest income	6,503	4,083	11,425	8,134

Noninterest expense
Salaries and benefits	13,731	8,264	24,051	16,095
Occupancy and equipment	2,432	1,477	4,151	2,939
Data processing	2,439	1,468	4,438	2,808
Communication	561	312	941	642
Professional fees	947	593	1,644	1,208
Supplies and postage	305	168	549	346
Advertising and promotional	260	199	516	349
Intangible amortization	1,732	203	2,412	406
FDIC insurance	550	390	1,005	765
Merger related expenses	166	-	17,369	-
Other	2,383	1,204	4,095	2,404
Total noninterest expense	25,506	14,278	61,171	27,962

Income (loss) before income tax	16,669	8,176	(926)	15,017
Income tax expense (benefit)	3,135	1,590	(554)	2,797

Net income (loss)	$13,534	$6,586	$(372)	$12,220

Basic earnings (loss) per share	$0.90	$0.87	$(0.03)	$1.62

Diluted earnings (loss) per share	$0.90	$0.87	$(0.03)	$1.61
Dividends declared per share	$0.28	$0.27	$0.56	$0.54

	Three Months Ended June 30,
	2025			2024
(Dollars in thousands)	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)	$2,936,168	$46,551	6.36%	$1,435,966	$21,981	6.16%
Taxable securities (2)	695,546	5,264	3.04	696,023	5,471	3.16
Nontaxable securities (1)	289,061	1,764	2.45	290,258	1,785	2.47
Other	63,416	735	4.65	80,280	1,092	5.47
Interest-earning assets	3,984,191	54,314	5.47	2,502,527	30,329	4.87
Noninterest-earning assets	314,322			145,189
Total assets	$4,298,513			$2,647,716

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$1,332,318	$6,163	1.86%	$876,344	$2,921	1.34%
Savings deposits	595,362	1,003	0.68	333,056	649	0.78
Certificates of deposit	646,247	6,353	3.94	391,620	4,331	4.45
Brokered deposit	120,720	1,321	4.39	34,218	424	4.98
Borrowings	169,257	1,945	4.61	210,000	2,480	4.75
Subordinated debentures	48,971	689	5.65	35,596	412	4.65
Other	11,763	129	4.39	26,426	356	5.41
Interest-bearing liabilities	2,924,638	17,603	2.41	1,907,260	11,573	2.44
Demand deposits	915,637			516,308
Other noninterest-bearing liabilities	30,695			13,406
Total liabilities	3,870,970			2,436,974
Shareholders' equity	427,543			210,742
Total liabilities and shareholders' equity	$4,298,513			$2,647,716

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$36,711			$18,756

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.70%			3.01%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both loans to other financial institutions and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $16.8 million and $1.9 million in the second quarter of 2025 and 2024, respectively.
(5)
Interest on loans included net origination fees and accretion income. Accretion income was $3.5 million and $279,000 in the second quarter of 2025 and 2024, respectively.

Income Adjusted for Merger Expenses - Non-GAAP Reconciliation

(Unaudited)

	Three Months Ended		Six Months Ended		Three months Ended
	June 30,		June 30,		March 31,	December 31,	September 31,
	2025	2024	2025	2024	2025	2024	2024
(In Thousands, Except Per Share Data)
Net income (loss)	$13,534	$6,586	$(372)	$12,220	$(13,906)	$7,159	$7,348

Merger related expenses net of tax	132	-	13,885	-	13,753	373	633
Merger related provision for credit losses, net of tax (1)	-	-	9,463	-	9,463	-	-
Adjusted net income	$13,666	$6,586	$22,976	$12,220	$9,310	$7,532	$7,981

Weighted average number of shares	14,999,067	7,569,241	12,849,509	7,560,960	10,676,068	8,963,258	8,567,548
Diluted average shares outstanding	15,035,113	7,604,963	12,888,899	7,598,215	10,740,077	9,024,567	8,615,500
Basic earnings (loss) per share	$0.90	$0.87	$(0.03)	$1.62	$(1.30)	$0.79	$0.86
Diluted earnings (loss) per share	$0.90	$0.87	$(0.03)	$1.61	$(1.29)	$0.79	$0.85
Adjusted basic earnings per share	$0.91	$0.87	$1.79	$1.62	$0.87	$0.84	$0.94
Adjusted diluted earnings per share	$0.91	$0.87	$1.78	$1.61	$0.86	$0.83	$0.93

(1) Merger related provision for credit loss represents the calculated credit loss on Non-PCD loans acquired during the Merger on March 1, 2025.

NON-GAAP Reconciliation	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
Net interest income (tax-equivalent basis) (Non-GAAP)	$36,711	$26,710	$19,739	$20,631	$18,756
Net interest margin (fully tax-equivalent)	3.70%	3.48%	3.04%	3.23%	3.01%

Reconciliation to Reported Net Interest Income

Net interest income (tax-equivalent basis) (Non-GAAP)	$36,711	$26,710	$19,739	$20,631	$18,756

Adjustment for taxable equivalent interest	(389)	(399)	(390)	(383)	(385)

Net interest income (GAAP)	$36,322	$26,311	$19,349	$20,248	$18,371
Net interest margin (GAAP)	3.66%	3.43%	2.98%	3.17%	2.95%

(dollars in thousands)	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
Total assets	$4,310,252	$4,305,391	$2,723,243	$2,726,003	$2,623,067
Less: goodwill	126,730	126,730	59,946	59,946	59,946
Less: core deposit intangible	33,421	35,153	1,096	1,250	1,448
Tangible assets	$4,150,101	$4,143,508	$2,662,201	$2,664,807	$2,561,673

Total equity	$431,761	$427,068	$260,415	$247,746	$214,519
Less: goodwill	126,730	126,730	59,946	59,946	59,946
Less: core deposit intangible	33,421	35,154	1,096	1,250	1,448
Tangible common equity	$271,610	$265,184	$199,373	$186,550	$153,125
Tangible common equity to tangible assets	6.54%	6.40%	7.49%	7.00%	5.98%

(dollars in thousands)	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
Net income	$13,534	$(13,906)	$7,159	$7,348	$6,586
Less: intangible amortization (tax affected at 21%)	1,369	537	121	156	160
Adjusted net income	$12,165	$(14,443)	$7,038	$7,192	$6,426

Average shareholders' equity	$427,543	$302,537	$254,737	$237,875	$210,742
Less: average goodwill	126,730	83,030	59,946	59,946	59,946
Less: average core deposit intangible	34,356	12,983	1,179	1,355	1,553
Average tangible common equity	$266,457	$206,524	$193,612	$176,574	$149,243

Return on average tangible common equity	18.26%	-27.97%	14.54%	16.29%	17.22%

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
(in thousands except per share data)
Net interest income	$36,322	$26,311	$19,349	$20,248	$18,371
Net provision expense	650	13,163	200	425	-
Noninterest income	6,503	4,922	4,994	4,867	4,083
Noninterest expense	25,506	35,665	15,344	15,417	14,278
Net income (loss) before federal income tax expense	16,669	(17,595)	8,799	9,273	8,176
Income tax expense (benefit)	3,135	(3,689)	1,640	1,925	1,590
Net income (loss)	13,534	(13,906)	7,159	7,348	6,586
Basic earnings (loss) per share	0.90	(1.30)	0.79	0.86	0.87
Diluted earnings (loss) per share	0.90	(1.29)	0.79	0.85	0.87
Adjusted basic earnings per share	0.91	0.87	0.84	0.94	0.87
Adjusted diluted earnings per share	0.91	0.86	0.83	0.93	0.87

End of period balances	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
(in thousands)
Gross loans	$2,928,431	$2,928,896	$1,552,928	$1,509,944	$1,443,473
Loans held for sale (1)	7,639	3,941	7,288	5,994	5,946
Loans to other financial institutions (2)	3,033	2,393	39,878	38,492	36,569
Core loans (gross loans excluding 1 and 2 above)	2,917,759	2,922,562	1,505,762	1,465,458	1,400,958
Allowance for credit losses	34,798	34,567	16,552	16,490	16,152
Securities available for sale	479,426	480,650	479,117	497,552	491,670
Securities held to maturity	390,457	394,434	394,534	391,954	392,699
Other interest-earning assets	110,206	110,605	86,185	116,643	84,484
Total earning assets (before allowance)	3,908,520	3,914,585	2,512,764	2,516,093	2,412,326
Total assets	4,310,252	4,305,391	2,723,243	2,726,003	2,623,067
Noninterest-bearing deposits	943,873	912,033	524,945	521,055	517,137
Interest-bearing deposits	2,542,526	2,672,401	1,652,647	1,680,546	1,582,365
Brokered deposits	106,225	67,295	36,511	6,627	27,177
Total deposits	3,592,624	3,651,729	2,214,103	2,208,228	2,126,679
Deposits excluding brokered	3,486,399	3,584,434	2,177,592	2,201,601	2,099,502
Total subordinated debt	48,277	48,186	35,752	35,691	35,630
Total borrowed funds	198,428	137,330	175,000	210,000	210,000
Other interest-bearing liabilities	8,529	13,420	24,003	4,956	22,378
Total interest-bearing liabilities	2,903,985	2,938,632	1,923,913	1,937,820	1,877,550
Shareholders' equity	431,761	427,068	260,415	247,746	214,519

Average Balances	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
(in thousands)
Loans	$2,936,168	$2,019,643	$1,516,466	$1,460,033	$1,435,966
Securities	984,607	978,769	965,501	970,913	986,281
Other interest-earning assets	63,416	115,091	100,864	108,019	80,280
Total earning assets (before allowance)	3,984,191	3,113,503	2,582,831	2,538,965	2,502,527
Total assets	4,298,513	3,319,591	2,719,530	2,685,190	2,647,716
Noninterest-bearing deposits	915,637	651,424	536,653	519,511	516,308
Interest-bearing deposits	2,573,927	2,030,543	1,641,102	1,634,255	1,601,020
Brokered deposits	120,720	45,553	19,620	17,227	34,218
Total deposits	3,610,284	2,727,520	2,197,375	2,170,993	2,151,546
Total subordinated debt	48,971	40,182	35,719	35,658	35,596
Total borrowed funds	169,257	193,961	197,828	210,000	210,000
Other interest-bearing liabilities	11,763	20,553	16,928	11,756	26,426
Total interest-bearing liabilities	2,924,638	2,330,792	1,911,197	1,908,896	1,907,260
Shareholders' equity	427,543	302,537	254,737	237,875	210,742

Loan Breakout (in thousands)	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
Agricultural	$47,273	$48,165	$48,221	$49,147	$45,274
Commercial and Industrial	351,367	345,138	228,256	229,232	224,031
Commercial Real Estate	1,743,541	1,757,599	901,130	862,773	804,213
Consumer	29,741	30,932	29,412	30,693	32,811
Construction Real Estate	21,508	18,067	17,042	14,555	18,751
Residential Real Estate	724,329	722,661	281,701	279,058	275,878
Loans to Other Financial Institutions	3,033	2,393	39,878	38,492	36,569
Gross Loans (excluding held for sale)	$2,920,792	$2,924,955	$1,545,640	$1,503,950	$1,437,527

Allowance for credit losses	34,798	34,567	16,552	16,490	16,152

Net loans	$2,885,994	$2,890,388	$1,529,088	$1,487,460	$1,421,375

Performance Ratios	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.

Annualized return on average assets	1.26%	-1.68%	1.05%	1.09%	0.99%
Annualized return on average equity	12.66%	-18.39%	11.24%	12.36%	12.50%
Annualized return on average tangible common equity	18.26%	-27.97%	14.54%	16.29%	17.22%
Net interest margin (GAAP)	3.66%	3.43%	2.98%	3.17%	2.95%
Net interest margin (fully tax-equivalent)	3.70%	3.48%	3.04%	3.23%	3.01%
Efficiency ratio	55.32%	111.01%	61.29%	60.80%	61.47%
Annualized cost of funds	1.84%	1.86%	1.90%	1.87%	1.92%
Annualized cost of deposits	1.65%	1.59%	1.58%	1.53%	1.56%
Cost of interest bearing liabilities	2.41%	2.37%	2.43%	2.38%	2.44%
Shareholders' equity to total assets	10.02%	9.91%	9.56%	9.09%	8.18%
Tangible common equity to tangible assets	6.54%	6.40%	7.49%	7.00%	5.98%
Annualized noninterest expense to average assets	2.37%	4.30%	2.26%	2.30%	2.16%
Loan to deposit	81.51%	80.21%	70.14%	68.38%	67.87%
Full-time equivalent employees	571	605	377	371	368

Capital Ratios ChoiceOne Financial Services Inc.	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.

Total capital (to risk weighted assets)	12.4%	12.0%	14.5%	15.0%	13.5%
Common equity Tier 1 capital (to risk weighted assets)	9.8%	9.4%	12.0%	12.3%	10.7%
Tier 1 capital (to risk weighted assets)	10.4%	10.0%	12.2%	12.5%	10.9%
Tier 1 capital (to average assets)	8.2%	10.4%	9.1%	9.0%	7.7%
Tier 1 capital (to total assets)	7.9%	7.6%	8.9%	8.7%	7.6%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	288.2%	302.0%	195.6%	193.3%	205.1%

Capital Ratios ChoiceOne Bank	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.

Total capital (to risk weighted assets)	12.4%	11.9%	12.7%	13.1%	13.2%
Common equity Tier 1 capital (to risk weighted assets)	11.3%	10.9%	12.0%	12.3%	12.5%
Tier 1 capital (to risk weighted assets)	11.3%	10.9%	12.0%	12.3%	12.5%
Tier 1 capital (to average assets)	8.9%	11.3%	8.9%	8.9%	8.8%
Tier 1 capital (to total assets)	8.6%	8.3%	8.7%	8.5%	8.7%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	290.6%	303.9%	224.9%	222.2%	208.9%

Asset Quality	2025 2nd Qtr.	2025 1st Qtr.	2024 4th Qtr.	2024 3rd Qtr.	2024 2nd Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$418	$72	$138	$87	$157
Annualized net loan charge-offs (recoveries) to average loans	0.06%	0.01%	0.04%	0.02%	0.04%
Allowance for credit losses	$34,798	$34,567	$16,552	$16,490	$16,152
Unfunded commitment liability	$1,647	$1,647	$1,485	$1,485	$1,485
Allowance to loans (excludes held for sale)	1.19%	1.18%	1.07%	1.10%	1.12%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.25%	1.24%	1.17%	1.20%	1.23%
Non-Accruing loans	$16,854	$16,789	$3,704	$2,355	$2,086
Nonperforming loans (includes OREO)	$19,296	$19,154	$4,177	$2,884	$2,358
Nonperforming loans to total loans (excludes held for sale)	0.66%	0.65%	0.27%	0.19%	0.16%
Non Accrual classified as PCD	$12,017	12,891	-	-	-
Nonperforming loans to total loans (excludes held for sale) attributed to PCD	0.41%	0.44%	0.00%	0.00%	0.00%
Nonperforming assets to total assets	0.45%	0.44%	0.15%	0.11%	0.09%